Exhibit 2.1



                   AGREEMENT AND PLAN OF MERGER


                           BY AND AMONG


                   JLL VENTURES (DELAWARE) CORP.

                  JLL VENTURES ACQUISITION CORP.

                             CNF, INC.

                                AND

            PAUL CHARLES, THE PRINCIPAL SHAREHOLDER OF

                             CNF, INC.







Dated:   April 16, 1999


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                                TABLE OF CONTENTS


ARTICLE I: MERGER OF CNF WITH AND INTO JLL AND RELATED MATTERS.................1
         1.1 The Merger........................................................1
         1.2 Conversion of Stock; Conversion of Outstanding Options............2
         1.3 Merger Consideration..............................................3
         1.4 Escrow Agreements.................................................4
         1.5 Additional Rights; Taking of Necessary Action; Further Action.....5
         1.6 No Further Rights or Transfers....................................5


ARTICLE II: THE CLOSING........................................................5
         2.1 Closing Date......................................................5
         2.2 Closing Transactions..............................................5


ARTICLE III: CERTAIN CORPORATE ACTION..........................................9
         3.1 CNF Corporate Action; Shareholder Consent.........................9
         3.2 Acquiror and JLL Corporate Action.................................9


ARTICLE IV: REPRESENTATIONS AND WARRANTIES.....................................9
         4.1 Representations and Warranties of CNF and the Shareholder.........9
         4.2 Representations and Warranties of Acquiror and JLL...............21


ARTICLE V: AGREEMENTS OF THE PARTIES..........................................24
         5.1 Access to Information............................................24
         5.2 Confidentiality; No Solicitation.................................25
         5.3 Interim Operations...............................................27
         5.4 Consents.........................................................29
         5.5 Registration Statements..........................................29
         5.6 All Reasonable Efforts...........................................29
         5.7 Public Announcements.............................................30
         5.8 Notification of Certain Matters..................................30
         5.9 Expenses.........................................................30
         5.10 Financial Statements............................................30
         5.11 Lock-Up.........................................................31
         5.12 Bridge Notes....................................................31
         5.13 Private Placement...............................................31
         5.14 Documents at Closing............................................32
         5.15 Prohibition on Trading in Acquiror Stock........................33
         5.16 Reservation of Shares...........................................33
         5.17 Acquiror Post-Closing Actions...................................33
         5.18 Acknowledgment of Approvals; Written Consent of Stockholders....33
         5.19 Matters of Corporate Governance.................................33
         5.20 Grant of Proxy..................................................34


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         5.21 Production of Schedules and Exhibits............................34


ARTICLE VI: CONDITIONS TO CONSUMMATION OF THE MERGER..........................35
         6.1 Conditions to Obligations of CNF and the Shareholder.............35
         6.2 Conditions to Acquiror's Obligations.............................36


ARTICLE VII: INDEMNIFICATION..................................................38
         7.1 Indemnification..................................................38


ARTICLE VIII: TERMINATION.....................................................40
         8.1 Termination......................................................40
         8.2 Notice and Effect of Termination.................................40
         8.3 Extension; Waiver................................................41
         8.4 Amendment and Modification.......................................41


ARTICLE IX: MISCELLANEOUS.....................................................41
         9.1 Survival of Representations and Warranties; Remedies.............41
         9.2 Notices..........................................................42
         9.3 Agreement; Assignment............................................42
         9.4 Binding Effect; Benefit..........................................43
         9.5 Headings.........................................................43
         9.6 Counterparts.....................................................43
         9.7 Governing Law....................................................43
         9.8 Arbitration......................................................43
         9.9 Severability.....................................................44
         9.10 Release and Discharge...........................................44
         9.11 Certain Definitions.............................................45


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                             EXHIBITS AND SCHEDULES
                             ----------------------

EXHIBITS
--------

Exhibit 1.2(c) - Form of Acquiror Option Agreement

Exhibit 1.3(a) - Certificate of Designation of Series A Convertible Preferred
                 Stock

Exhibit 1.4(a) - Form of Acquiror Escrow Agreement

Exhibit 1.4(b) - Form of Shareholder Escrow Agreement

Exhibit 2.2(a)(ii) - Form of Investment Letter

Exhibit 5.5(b) - Form of Registration Rights Agreement

Exhibit 5.20 - Form of Voting Proxy


SCHEDULES
---------

1.1(c)(vii)    Officers and Directors of the Surviving Corporation
1.2(c)         Schedule of Option Holders
1.3(b)         Allocation of Merger Consideration
4.1(a)         Articles of Incorporation and Bylaws of CNF
4.1(c)         Consents
4.1(c)(ii)     Conflicts
4.1(d)         Capitalization and Share Ownership
4.1(e)         Financial Statements
4.1(f)(i)      Location of Leased Property
4.1(f)(ii)     Written Notice
4.1(g)         No Contingent Liabilities
4.1(h)         Litigation
4.1(i)         Taxes
4.1(j)(i)      Employee Benefit Plan
4.1(j)(ii)     Employee Benefit Plan (for which CNF has obligation
               to contribute)
4.1(j)(iv)     Material Employment Arrangements, Contracts, etc.
4.1(k)         Insurance Coverage
4.1(n)         Personal Property
4.1(q)         Material Contracts
4.1(o)         Intellectual Property
4.1(p)         Accounts Receivable
4.1(r)(i)      Labor Relations; Employees
4.1(r)(ii)     List of Employees
4.1(r)(v)      Strikes, grievance proceedings, arbitrations, etc.
4.1(r)(vii)    Employment and Benefit Arrangements
4.1(s)         Suppliers and Clients


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4.1(t)         Conflicting Interests
4.1(u)         Absence of Certain Changes or Events
4.2(a)         Certificate of Incorporation and Bylaws of Acquiror
4.2(e)         Acquiror Financial Statements
4.2(g)         Contingent Liabilities
4.2(h)         Litigation
4.2(k)         Material Contracts
9.10           Shareholder Release and Discharge


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of April __, 1999, by and among JLL VENTURES INC., a (DELAWARE) CORP., a Delaware corporation, ("Acquiror"), JLL ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Acquiror ("JLL"), CNF, INC., a California corporation ("CNF"), and Paul Charles, an individual residing at 10931 East Laurel Lane, Scottsdale, AZ 85260___________________________________,
and the principal shareholder of CNF ("Charles" or "Shareholder").


                                    Recitals

         WHEREAS, Acquiror and CNF have determined that it is in the best interests of their respective shareholders for CNF to merge with and into JLL upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the respective Boards of Directors of Acquiror, CNF and JLL have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         MERGER OF CNF WITH AND INTO JLL
                               AND RELATED MATTERS

         1.1 The Merger.

                  (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), CNF shall be merged with and into JLL (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the California General Corporation Law ("CGCL"), the separate corporate existence of CNF shall cease and JLL shall continue as the surviving corporation under the laws of the State of Delaware.

                  (b) The Merger shall become effective upon the later of (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"); and (ii) the filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of California in accordance with the provisions of Section 252 of the DGCL and Sections 1103 and 1108 of the CGCL, respectively, and the confirmation by the Certificate of


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Merger and the Articles of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

                  (c) At the Effective Time:

                           (i) JLL shall continue its existence under the laws
of the State of Delaware as the surviving corporation as "CNF, Inc.";

                           (ii) the separate corporate existence of CNF shall
cease;

                           (iii) all rights, title and interests to all assets,
whether tangible or intangible and any property or property rights owned by CNF shall be allocated to and vested in JLL as the surviving corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of CNF shall be allocated to JLL as the surviving corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than JLL as the surviving corporation, shall be liable therefor;

                           (iv) the Certificate of Incorporation of the
surviving corporation shall be the Certificate of Incorporation of JLL as in effect immediately prior to the consummation of the Merger;

                           (v) Each of JLL and CNF shall execute and deliver,
and file or cause to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger and with the Secretary of State of the State of California, the Articles of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (vi) the Bylaws of the surviving corporation shall be
the Bylaws of JLL as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such Bylaws; and

                           (vii) the officers and directors of JLL shall resign
upon the Effective Time and the officers and directors of the surviving corporation shall consist of those individuals identified on Schedule 1.1(c)(vii), and such persons shall serve in such positions for their respective terms provided by law or in the Bylaws of the surviving corporation and until their respective successors are elected and qualified.

         1.2 Conversion of Stock; Conversion of Outstanding Options.

                  (a) Conversion of Stock. At the Effective Time:

                           (i) the shares representing 100% of the issued and
outstanding common stock, no par value per share, of CNF ("CNF Common Stock") as of the Closing shall, by virtue of the Merger and without any action on the part of Charles, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration");


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                           (ii) each share of capital stock of CNF held in
treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

                           (iii) each share of Common Stock of CNF outstanding
as of the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

                  (b) Transfer; Delivery of Certificates after Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer books of CNF of shares of its Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of CNF Common Stock that were outstanding immediately prior to the Effective Time, shall be delivered to CNF, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.

                  (c) Conversion of Outstanding Options.

                           (i) As of the date of the Closing, there will be
outstanding options, warrants or other rights to purchase an aggregate of 405,658 shares of CNF Common Stock or approximately 13.96% of the outstanding shares of CNF Common Stock on a fully diluted basis (collectively, the "CNF Options"). At the Effective Time, holders of the CNF Options shall be entitled to receive, in exchange therefor, options to purchase that number of shares of common stock, $.0001 par value per share, of Acquiror ("Common Stock") equal to 13.96% of the total number of shares of Common Stock issuable upon conversion of the Preferred Shares (as that term is defined in Section 1.3(a)). Specifically, immediately prior to the Effective Time, each holder of a CNF Option identified on Schedule 1.2(c) shall surrender to the Acquiror for cancellation any certificate or agreement evidencing a CNF Option and receive in exchange therefor, an Acquiror option ("Acquiror Option"), on terms, and for exercise prices substantially similar to the CNF Options being exchanged thereof. Each Acquiror Option shall be evidenced by a written option agreement issued by Acquiror in the form attached hereto as Exhibit 1.2(c).

                           (ii) The Shareholder shall assume responsibility for
the issuance of Common Stock upon exercise, if at all, of the Acquiror Options such that upon any exercise thereof, the Shareholder shall surrender for cancellation that number of shares of Common Stock equal to the number of shares issuable upon exercise of such Acquiror Option.

         1.3 Merger Consideration.

                  (a) Subject to the provisions of Section 1.4(b) hereafter, the Merger Consideration, consisting of the total purchase price payable to the holders of 100% of the outstanding CNF Common Stock (the "CNF Shareholders") in connection with the acquisition by merger of CNF, shall be delivered and shall consist exclusively of 6,000,000 newly issued shares of Series A Convertible Preferred Stock, $.0001 par value per share, of Acquiror (the "Preferred Shares"). The Preferred Shares shall be convertible at the option of the holder thereof into shares of Common Stock of Acquiror and have those rights, preferences and designations set forth in


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that certain Certificate of Designation, Preferences and Rights of Series A
Convertible Preferred Stock (the "Certificate Of Designation"), a true and correct copy of which is attached hereto and made a part hereof as Exhibit 1.3(a).

                  (b) The Merger Consideration shall be allocated among the CNF Shareholders in the proportion of their share ownership of the outstanding shares of CNF Common Stock at the Closing as set forth on Schedule 1.3(b). It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

                  (c) The Preferred Shares to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that such shares shall (i) be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) be subject to the lock-up provisions set forth in Section 5.11 hereof.

         1.4 Escrow Agreements.

                  (a) Acquiror Shares to be Placed Into Escrow. Upon Closing, certain historic shareholders of Acquiror (the "Historic Acquiror Shareholders") shall place an aggregate of 4,000,000 shares of Common Stock (the "Acquiror Escrow Shares") into escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 1.4(a) (the "Acquiror Escrow Agreement"). The Acquiror Escrow Shares shall secure the Historic Acquiror Shareholders' obligations under Section 5.13(a) hereof. While retained in escrow, the beneficial owners of the Acquiror Escrow Shares shall retain full voting rights with respect to any such Acquiror Escrow Shares.

                  (b) Shareholder Shares to be Placed Into Escrow. In order to secure the Shareholder's indemnification obligations under Article 7 hereof, 2,000,000 of the Preferred Shares issuable to the Shareholder hereunder (the "Shareholder Indemnification Escrow Shares") shall be placed into escrow pursuant to the escrow agreement attached hereto as Schedule 1.4(b) (the "Shareholder Escrow Agreement"); 1,000,000 of which shall be retained for a period of six (6) months after the Closing and 1,000,000 of which shall be retained for a period of eighteen (18) months after the Closing. Shareholder shall place an additional 850,000 of the Preferred Shares issuable to the Shareholder hereunder (the "Option Escrow Shares" and together with the Shareholder Indemnification Escrow Shares, the "Shareholder Escrow Shares") into escrow pursuant to the Shareholder Escrow Agreement in order to secure the Shareholder's obligations under Section 1.2(c) hereof. The Option Escrow Shares shall be released, if at all, to the Shareholder in accordance with the terms of the Shareholder Escrow Agreement upon the earlier of (A) the expiration of all Acquiror Options; or (B) the exercise of all Acquiror Options. While retained in escrow, the Shareholder shall retain full voting rights with respect to the Shareholder Escrow Shares.

         1.5 Additional Rights; Taking of Necessary Action; Further Action.

                  Each of Acquiror, CNF, JLL and the Shareholder, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under


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the CGCL and DGCL as promptly as possible, including, without limitation, the filing of the Articles of Merger and Certificate of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

         1.6 No Further Rights or Transfers.

                  At and after the Effective Time, the CNF capital stock outstanding immediately prior to the Effective Time shall cease to provide the holder thereof any rights as a shareholder of CNF, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement.

                                   ARTICLE II

                                   THE CLOSING

         2.1 Closing Date.

                  Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of counsel to CNF at 2 North Central Avenue, Suite 1800, Phoenix, Arizona 85004, at 10:00 a.m., local time on (a) the later of: (i) the first Business Day following the day upon which all appropriate Acquiror, JLL and CNF corporate action has been taken in accordance with Section 3 of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Section 6 of this Agreement is fulfilled or waived; or (b) at such other time, date and place as the parties may agree, but in no event shall such date be later than April 30, 1999 unless such date is extended by the mutual agreement of the parties.

         2.2 Closing Transactions.

                  At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                  (a) CNF and the Shareholder shall deliver, or cause to be delivered, to the Acquiror and JLL, the following documents and shall take the following actions:

                           (i) The CNF Shareholders shall surrender and deliver
to Acquiror as the surviving corporation certificates representing all of the issued and outstanding shares of CNF Common Stock;

                           (ii) The CNF Shareholders shall, to the extent
necessary to comply with applicable federal and state securities laws, execute and deliver at the Closing a copy of an investment letter in the form attached to this Agreement as Exhibit 2.2(a)(ii) (the "Investment Letter");.


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                           (iii) The CNF Options and any certificate or
agreement evidencing the CNF Options shall have been surrendered to CNF for cancellation in accordance with Section 1.2(c) hereof;

                           (iv) Any outstanding shareholder agreements relating
to the CNF capital stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;

                           (v) CNF and the Shareholder shall execute and
deliver, and file or cause to be filed with the Secretary of State of the State of California, Articles of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (vi) A certificate shall be executed by an authorized
officer of CNF and the Shareholder to the effect that all representations and warranties made by CNF and the Shareholder in this Agreement are true and correct on and as of the Closing, as though originally given to Acquiror and JLL on said date;

                           (vii) A certificate of good standing shall be
delivered by CNF and the Shareholder from the Secretary of State of the State of California, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of said state;

                           (viii) An incumbency certificate shall be delivered
by CNF signed by all of the officers thereof dated at or about the Closing;

                           (ix) Articles of Incorporation certified by the
Secretary of State of the State of California at or about the Closing Date and a copy of the Bylaws of CNF certified by the Secretary of CNF dated at or about the Closing shall be delivered by CNF;

                           (x) Board and shareholder resolutions shall be
delivered by the Secretary of CNF dated at or about the Closing authorizing the transactions contemplated by this Agreement;

                           (xi) The Shareholder Escrow Agreement in the form
attached hereto as Schedule 1.4(b) shall be executed and delivered by the Shareholder;

                           (xii) The Shareholder Escrow Shares shall be
delivered into escrow pursuant to the Shareholder Escrow Agreement;

                           (xiii) CNF and the Shareholder shall deliver those
documents deemed adequate and necessary by Acquiror to evidence (i) the consent of Wells Fargo Bank to the


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transactions contemplated by this Agreement; and (ii) compliance with the terms of Section 6.2(j) hereof, unless otherwise waived by Acquiror;

                            (xiv) Shareholder shall have executed an assignment
of intellectual property rights to Acquiror in form and substance satisfactory to Acquiror;.

                           (xv) Shareholder shall execute and deliver the
Registration Rights Agreement in the form attached to this Agreement as Exhibit 5.5(b); and

                           (xvi) Each of the parties to this Agreement shall
have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.

                  (b) Acquiror will deliver, or shall cause to be delivered, to CNF and the Shareholder, the following documents and shall take the following actions:

                           (i) Subject to Section 1.4(b), Acquiror shall deliver
or shall cause to be delivered to the CNF Shareholders certificates evidencing 6,000,000 Preferred Shares in payment of the Purchase Price. 2,850,000 of the Preferred Shares issuable to the Shareholder shall be delivered into escrow pursuant to the terms of the Shareholder Escrow Agreement;

                           (ii) Acquiror shall deliver certificates evidencing
the Acquiror Options to the persons and in the amounts set forth on Schedule 1.2(c);

                           (iii) Acquiror shall cause certain shareholders of
Acquiror to deliver voting proxies to the Shareholder with respect to an aggregate of 1,600,000 shares of Common Stock, in the form attached to this Agreement as Exhibit 5.20;

                           (iv) JLL shall execute and deliver, and file or cause
to be filed with the Secretary of State of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;

                           (v) A certificate shall be executed by an authorized
officer of Acquiror to the effect that all representations and warranties of Acquiror under this Agreement are true and correct as of the Closing, as though originally given to CNF and the Shareholder on said date;

                           (vi) A certificate shall be executed by an authorized
officer of JLL to the effect that all representations and warranties of JLL under this Agreement are true and correct as of the Closing, as though originally given to CNF and the Shareholder on said date;

                           (vii) A certificate of good standing shall be
delivered by Acquiror from the Secretary of State of the State of Delaware dated at or about the Closing that Acquiror is in good standing under the laws of said state;

                           (viii) A certificate of good standing shall be
delivered by JLL from the Secretary of State of the State of Delaware dated at or about the Closing that JLL is in good standing under the laws of said state;


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                           (ix) An incumbency certificate shall be delivered by
Acquiror signed by all of its officers dated at or about the Closing;

                           (x) An incumbency certificate shall be delivered by
JLL signed by all of its officers dated at or about the Closing;

                           (xi) Certificate of Incorporation of Acquiror
certified by the Secretary of State of the State of Delaware at or about the Closing Date and a copy of the Bylaws of Acquiror certified by the Secretary of Acquiror dated at or about the Closing;

                           (xii) Certificate of Incorporation of JLL certified
by the Secretary of State of the State of Delaware at or about the Closing Date and a copy of the Bylaws of JLL certified by the Secretary of JLL dated at or about the Closing;

                           (xiii) Certified Board resolution shall be delivered
by the Secretary of Acquiror dated at or about the Closing authorizing the transactions contemplated by this Agreement;

                           (xiv) Certified Board and shareholder resolutions
shall be delivered by the Secretary of JLL dated at or about the Closing authorizing the transactions contemplated by this Agreement;

                           (xv) Acquiror will execute and deliver and cause the
Historic Acquiror Shareholders to execute and deliver the Escrow Shares pursuant to the Escrow Agreement in, the form attached to this Agreement as Exhibit 1.4(a);

                           (xvi) Cause the Historic Acquiror Shareholders to
deliver the Acquiror Escrow Shares (4,000,000 shares of Acquiror Common Stock) into escrow pursuant to the Acquiror Escrow Agreement;

                           (xvii) Each of the officers and directors of Acquiror
shall have tendered their resignation in form and substance satisfactory to CNF and the Shareholder;

                           (xviii) Acquiror shall execute and deliver the
Registration Rights Agreement in the form attached to this Agreement as Exhibit 5.5(b); and

                           (xix) Each of the parties to this Agreement shall
have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.


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


                                   ARTICLE III

                            CERTAIN CORPORATE ACTION

         3.1 CNF Corporate Action; Shareholder Consent.

                  (a) CNF, acting through its Board of Directors, shall, in accordance with applicable California law, its Articles of Incorporation and Bylaws obtain the unanimous written consent of the CNF Shareholders to this Agreement and the transactions contemplated hereby, including the Merger in accordance with the CGCL. The execution of this Agreement by the Shareholder shall constitute his written consent to the Merger in accordance with Section 604 of the CGCL on and as of the date hereof with respect to all of the shares of CNF Common Stock owned by the Shareholder.

                  (b) CNF shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

         3.2 Acquiror and JLL Corporate Action.

                  Acquiror and JLL shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of CNF and the Shareholder.

                  As a material inducement to Acquiror and JLL to execute this Agreement and consummate the Merger and other transactions contemplated hereby, CNF and the Shareholder, jointly and severally, hereby make the following representations and warranties to Acquiror and JLL. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

                  (a) Corporate Existence and Power. CNF is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Except as set forth on Schedule 4.1(a), CNF is duly qualified to do business as a foreign corporation and is in good standing in Arizona and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of CNF, as amended to date, are attached hereto as Schedule 4.1(a) and are made a part hereof. CNF owns no interest in any other entity and has no subsidiaries.


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                  (b) Due Authorization and requisite approvals. (i) This
Agreement has been duly authorized, executed and delivered by CNF and the Shareholder and constitutes a valid and binding agreement of CNF and the Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of CNF required under applicable law in order to consummate the Merger will have occurred; and (ii) the Board of Directors of CNF has approved the execution of this Agreement and the consummation of the Merger and related actions contemplated hereby.

                  (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of CNF; or (ii) except as set forth in
Schedule 4.1(c)(ii), conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, or, to the best of their knowledge, statute, law, ordinance, rule or regulation applicable to CNF, or the Shareholder, or any of their respective properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of CNF, except such as is not reasonably likely to have a Material Adverse Effect or prevent CNF or the Shareholder from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to CNF in connection with the execution and delivery of this Agreement by CNF and the Shareholder or the consummation by CNF and the Shareholder of the transactions contemplated hereby, except the filing of the Articles of Merger and Certificate of Merger.

                  (d) Capitalization and Share Ownership. As of the Closing, the authorized capital stock of CNF will consist solely of Twenty-Five Million (25,000,000) shares of common stock, no par value per share, of which there will be outstanding 2,503,000 shares of CNF Common Stock, all of which are owned by the shareholders identified on Schedule 1.3(b). By his signature at the end hereof, the Shareholder has indicated his consent to the Merger and the transactions contemplated hereby. The outstanding shares of capital stock of CNF have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d) and on Schedule 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of CNF, (B) no securities of CNF convertible into or exchangeable for shares of capital stock or voting securities of CNF and
(C) no options, warrants or other rights to acquire from CNF, the Shareholder or any other person, and no obligation of CNF to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CNF, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of CNF. The CNF Common Stock to be surrendered in the Merger will be owned of record and beneficially by the Shareholder, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  (e) Financial Statements. Attached on Schedule 4.1(e) are unaudited consolidated financial statements of CNF for the fiscal years ended March 31, 1999 and March 31, 1998 (collectively, the "Financial Statements"). Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of CNF as of the dates thereof and the results of operations for the periods then ended. The books and records of CNF have been maintained, and the Financial Statements have been prepared, in a manner that will permit an unqualified audit of the Financial Statements in compliance with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (f) Real Properties.

                           (i) CNF currently leases real property at those
locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). CNF owns or leases no other real estate. None of the leasehold interests held by CNF is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of CNF that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

                           (ii) Except as described on Schedule 4.1(f)(ii)
hereto, neither CNF nor the Shareholder has received any written notice from any governmental entity having jurisdiction over CNF or over any of the real property leased by CNF of any violation by CNF of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by CNF or of any condemnation or eminent domain proceeding.

                           (iii) Except such as has not had and is not
reasonably likely to have a Material Adverse Effect, all of the buildings leased by CNF and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

                           (iv) Except as described on Schedule 4.1(f)(iv), CNF
is not a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein CNF is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

                           (v) All certificates of occupancy and all other
licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by CNF have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

                  (g) No Liabilities. Except contained within the Financial Statements or otherwise as described on Schedule 4.1(g), at the Closing, CNF shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the best knowledge of the Shareholder and CNF, after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of CNF.

                  (h) Litigation. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of CNF or the Shareholder, any basis therefor) pending against, or to the knowledge of CNF or the Shareholder, threatened against or affecting CNF or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against CNF, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

                  (i) Taxes. Attached hereto on Schedule 4.1(i) are true and correct copies of all federal and state tax returns of CNF for the period of its three (3) most recent fiscal years. Except as disclosed on Schedule 4.1(i), CNF has timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. CNF has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of CNF reflect, or will reflect, adequate reserves for all taxes payable by CNF which have been, or will be, accrued but are not yet due. CNF is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed to CNF, asserted or assessed against CNF. CNF and the Shareholder are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against CNF, asserting any deficiency in the payment of taxes. All taxes which CNF is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither CNF nor any member of any affiliated or combined group of which CNF is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of CNF except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which CNF is now or ever has been a party. CNF will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. CNF (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was CNF) and (b) has no liability for the taxes of any person (other than CNF) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (j) ERISA.

                           (i) Schedule 4.1(j)(i) identifies each "employee
benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by CNF or any affiliate (as defined below), (ii) covers any employee or former employee of CNF or any affiliate or (iii) under which CNF or any affiliate has any liability. Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (A) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.

                           (ii) Schedule 4.1(j)(ii) identifies all Employee
Plans to which CNF currently has any obligation to contribute. CNF is not a party to any multiemployer plan as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plans"), and neither CNF nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.

                           (iii) There are no Employee Plans that are intended
to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or
(ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

                           (iv) Schedule 4.1(j)(iv) identifies each material
employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by CNF or any of its affiliates or (B) covers any employee or former employee of CNF or any of its affiliates or (C) under which CNF or any of its affiliates has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.

                           (v) Neither CNF nor any affiliate has or maintains
nor has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of CNF or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.

                  (k) Insurance Coverage. Schedule 4.1(k) sets forth a list of all CNF key-man life insurance policies and other insurance policies material to the current and proposed business of CNF. CNF maintains insurance covering its assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as management believes is adequate and necessary for the operation of its business. All of such policies are in full force and effect and all premiums payable have been paid in full and CNF is in full compliance with the terms and conditions of such policies. Neither CNF nor the Shareholder has received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. Except as set forth on Schedule 4.1(k), none of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by CNF pending under any of such policies as to which coverage has been questioned or denied.

                  (l) Compliance with Laws. To the best knowledge of CNF and the Shareholder, CNF is not in violation of, nor has any such entity violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. Without limiting the generality of the foregoing, to the best knowledge of the Shareholder and CNF, CNF has all licenses, permits, certificates and authorizations needed or required for the conduct of business of CNF as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

                  (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary, including, but not limited to, Hogan Company and Carriage House LLP which has been retained by, or is authorized by CNF or the Shareholder to act on its or his behalf who might be entitled to any fee or commission from CNF, the Shareholder, Acquiror, JLL or any of their respective affiliates upon consummation of this Merger, the issuance of the Bridge Notes (as defined in Section 5.12 below) or the Private Placement (as defined in Section 5.13 below) irrespective of the amount of proceeds raised by the Private Placement.

                  (n) Personal Property. CNF has good and valid title to all of its personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance. CNF is the owner of all of its personal property now located in or upon their leased premises and of all personal property which is used in the operation of their business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

                  (o) Intellectual Property; Intangible Property. The corporate names of CNF and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by CNF in the operation of its business (the "Names and Service Marks"). CNF has not done business and have not been known by any other name other than by its Names and Service Marks. Schedule 4.1(o) also includes all patents and patent applications held by or filed by or on behalf of CNF (collectively, the "Patents"). To the best of its knowledge, CNF owns and has the exclusive right within the states and countries in which it operates, to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, the Patents, any trademarks, trade names, service marks, including the Names and Service Marks, copyrights, trade secrets, proprietary customer lists, inventions, formulas, methods, processes and other proprietary information. Except as set forth on Schedule 4.1(o), there are no outstanding licenses or consents granting third parties the right to use any intellectual property, including any of the Patents, owned by CNF. Except as set forth on Schedule 4.1(o), no royalties or fees are payable by CNF to any third party by reason of the use of any of its intellectual property, including, but not limited to, the Patents. CNF has not received notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and to the best knowledge of CNF and the Shareholder, there is no reasonable basis for any such charge or claim. To the best knowledge of CNF and the Shareholder, there is no presently known or threatened use or encroachment of any such intellectual property, including any of the Patents.

                  (p) Accounts Receivable. The accounts receivable of CNF referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of CNF to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 4.1(p), the accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings. To the best knowledge of the Shareholder, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

                  (q) Contracts, Leases, Agreements and Other Commitments. CNF is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $100,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Material Contracts"):

                           (i) The leases and agreements described on Schedules
4.1(f), 4.1(j)(i) and (ii) and 4.1(r)(i); and

                           (ii) Agreements involving a maximum possible
expenditure or obligation on the part of CNF to spend not more than Twenty-Five Thousand Dollars ($25,000) separately or more than Fifty Thousand Dollars ($50,000) in the aggregate.

         The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the business as currently conducted by CNF. True, correct and complete copies of each Material Contract described and listed under subsection 4.1(q) are listed on Schedule 4.1(a) and will be made available to Acquiror prior to the date hereof. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personal or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Except as set forth in Schedule 4.1(q), following the Merger, the Acquiror as the surviving entity shall become entitled to all rights of CNF under such of the Material Contracts as if the Acquiror were the original party to such Material Contracts. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither CNF, and, to the best of its knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of CNF under any Material Contract..

                  (r) Labor Relations; Employees.

                           (i) Set forth on Schedule 4.1(r)(i) is a list of:

                                    (A)     All collective bargaining agreements
                                            and other agreements requiring
                                            arbitration of employment disputes,
                                            and any written amendments thereto,
                                            as well as all arbitration awards
                                            decided under any such agreements,
                                            and all oral assurances or
                                            modifications, past practices,
                                            and/or arrangements made in relation
                                            thereto, to which CNF is a party or
                                            by which it is bound; and

                                    (B)     All employment agreements, and all
                                            severance agreements which have not
                                            been fully performed, to which CNF
                                            is a party or by which it is bound.

                           (ii) Set forth on Schedule 4.1(r)(ii) is a list of
all key management employees of CNF, broken down by location, together with their rate of compensation and title.

                           (iii) CNF will deliver to Acquiror true and correct
copies of all of the documents referred to on Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of CNF.

                           (iv) There is no union representing or purporting to
represent any of the employees of CNF, and CNF is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

                           (v) Except as set forth on Schedule 4.1(r)(v):

                                    (A)     There are no strikes, slow downs or
                                            other work stoppages, grievance
                                            proceedings, arbitrations, labor
                                            disputes or representation questions
                                            pending or, to the best knowledge of
                                            CNF and the Shareholder, threatened;

                                    (B)     CNF has complied in all material
                                            respects with all laws relating to
                                            labor, employment and employment
                                            practices, including without
                                            limitation, any provisions thereof
                                            relating to wages, hours and other
                                            terms of employment, collective
                                            bargaining, nondiscrimination and
                                            the payment of social security,
                                            unemployment compensation and
                                            similar taxes, and CNF is not (1)
                                            liable for any arrearages of wages
                                            or any taxes or penalties for
                                            failure to comply with any of the
                                            foregoing or (2) delinquent in the
                                            payment of any severance, salary,
                                            bonus, commission or other direct or
                                            indirect compensation for services
                                            performed by any employee to the
                                            date hereof, or any amount required
                                            to be reimbursed to any employee or
                                            former employee; and

                                    (C)     There are no charges, suits,
                                            actions, administrative proceedings,
                                            investigations and/or claims pending
                                            or threatened against CNF, whether
                                            domestic or foreign, before any
                                            court, governmental agency,
                                            department, board or
                                            instrumentality, or before any
                                            arbitrator (collectively "Actions"),
                                            concerning or in any way relating to
                                            the employees or employment
                                            practices of CNF, including, without
                                            limitation, Actions involving unfair
                                            labor practices, wrongful discharge
                                            and/or any other restrictions on the
                                            right of CNF to terminate its
                                            respective employees, employment
                                            discrimination, occupational safety
                                            and health, and workers'
                                            compensation.

                           (vi) There are no express or implied agreements,
policies, practices, or procedures, whether written or oral, pursuant to which any employee of CNF is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of CNF following such termination of employment.

                           (vii) Except as set forth in Schedule 4.1(r)(vii),
CNF is not a party to any oral or written (A) agreement with any executive officer or other key employee of CNF (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CNF of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or
(B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                           (viii) CNF has not taken any action which requires
or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

                  (s) Suppliers and Customers. Set forth on Schedule 4.1(s) is a list of the ten largest customers of CNF based on the percentage of revenue represented by those customers for the fiscal year ended March 31, 1999. The relationship of CNF with its suppliers and customers are good commercial working relationships and no material supplier or customer of CNF has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with CNF. CNF has no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

                  (t) Conflicting Interests. Except as set forth on Schedule 4.1(t), neither the Shareholder nor any director, officer or employee of CNF nor relative or affiliate of any of the foregoing (i) sells or purchases goods or services from CNF or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which CNF conducts business or with which any of the foregoing is in competition, or (ii) is indebted to CNF except for money borrowed and as set forth on the Financial Statements.

                  (u) Environmental Protection. CNF has not been notified by any governmental authority, agency or third party, and CNF and the Shareholder have no knowledge, of any violation by CNF of any Environmental Statute (as defined below). All registrations by CNF with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. To the knowledge of CNF and the Shareholder, there is no hazardous substance at any premises currently or previously occupied by CNF. CNF has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. To the knowledge of CNF and the Shareholder, all hazardous wastes and substances, if any, have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

                  (v) Absence of Certain Changes or Events. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(v), between March 31, 1999 (the date of the most recent Financial Statements) and the Closing, there will not be (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of CNF, (ii) any entry by CNF into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by CNF in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of CNF, or any direct or indirect redemption, purchase or any other type of acquisition by CNF, or any direct or indirect redemption, purchase or any other type of acquisition by CNF of any shares of its capital stock or any other securities for an aggregate sum not in excess of $5,000, (v) any agreement by CNF, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of CNF, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of CNF providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by CNF to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of CNF. Since the date of the Financial Statements, there has not been and to the knowledge of CNF and the Shareholders there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

                  (w) Investment Intent.

                           The Shareholder represents as follows:

                           (i) The Preferred Shares and the shares of Common
Stock issuable upon the conversion thereof (collectively, the "Securities") are not being registered under the Securities Act on the basis of the statutory exemption provided by Section 4(2) thereof and Regulation D promulgated thereunder, relating to transactions not involving a public offering, and the Acquiror's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement;

                           (ii) The Shareholder (A) has such knowledge and
experience in financial and business matters that he is capable of adequately evaluating the risk of investing in the Acquiror; (B) he has been advised that the Securities will not be registered under the Securities Act and accordingly, he may only be able to sell or otherwise dispose of such Securities in accordance with Rule 144 or as otherwise provided in this Agreement; (C) the Securities will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof; (D) the Securities will not be sold without registration thereof under the Securities Act (unless such shares are subject to registration or in the opinion of counsel to the Acquiror an exemption from such registration is available), or in violation of any law; (E) the Securities will be subjected to the lock-up provisions set forth in Paragraph 5.11 hereof; and (F) the certificate or certificates representing the Securities will be imprinted with a legend in form and substance substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

         Acquiror is hereby authorized to notify its transfer agent of the status of the Securities and to take such other action including, but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to assure compliance with the Securities Act, as amended.

                           (iii) The Shareholder has, either upon the date
hereof or before the Closing hereunder, been afforded the opportunity to review and is familiar with all material information regarding Acquiror and has based his decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and had not been furnished with any other literature, prospectus or other information except as included in such material or this Agreement;

                           (iv) The Shareholder is able to bear the economic
risks of an investment in the Securities; and

                           (v) The Shareholder understands that no federal or
state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.

                  (x) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by CNF or the Shareholder to Acquiror in connection with the Merger or the other transactions contemplated hereby, or any information furnished by CNF to Acquiror taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to CNF or the Shareholder taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of CNF or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

         4.2 Representations and Warranties of Acquiror and JLL.

                  As a material inducement to CNF and the Shareholder to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and JLL hereby jointly and severally, make the following representations and warranties:

                  (a) Corporate Existence and Power. Each of Acquiror and JLL is presently a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and JLL has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and JLL is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws of Acquiror and JLL, as amended to date, are attached hereto as Schedule 4.2(a) and are made a part hereof.

                  (b) Due Authorization. This Agreement, and as of the Closing the other agreements described herein to which Acquiror or JLL is a party, has been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror or JLL, as applicable, and constitutes, or as of the Closing will constitute, a valid and binding agreement of Acquiror or JLL, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and JLL required under applicable law in order to consummate the Merger will have occurred.

                  (c) No Contravention. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Acquiror or JLL or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the Certificate of Incorporation or Bylaws of Acquiror or JLL or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or JLL or their properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquiror or JLL, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or JLL from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or JLL in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except the filing of a Certificate of Merger with the Secretary of the State of Delaware and Articles of Merger with the Secretary of State of the State of California.

                  (d) Capitalization.

                           (i) The authorized capital stock of Acquiror consists
of 50,000,000 shares of common stock, $.0001 par value per share and 10,000,000 shares of preferred stock, $.0001 par value per share. As of the Closing, the outstanding capital stock of the Acquiror shall consist solely of 9,000,000 shares of common stock, $.0001 par value per share. All shares of capital stock of Acquiror outstanding as of the Closing, will have been duly authorized and validly issued and subject to the Acquiror Escrow Agreement, are fully paid and nonassessable and free of preemptive rights. Subject to Section 1.4(b), upon the issuance of the Preferred Shares, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of preferred stock of Acquiror. Except for the Acquiror Options, Acquiror shall as of the Closing, have no outstanding options, warrants other convertible securities, stock appreciation rights or other rights to acquire securities of Acquiror. At Closing, Acquiror shall deliver to Shareholder a complete and accurate list of the stockholders of Acquiror.

                           (ii) The authorized capital stock of JLL consists
solely of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned of record and beneficially by Acquiror. The outstanding shares of JLL common stock have been duly authorized and validly issued is fully paid and nonassessable and free of preemptive rights.

                           (iii) Acquiror has a sufficient number of its
authorized but unissued shares of Common Stock to permit it to issue the number of shares of Common Stock due upon conversion of the Preferred Shares and exercise of the Acquiror Options.

                  (e) Financial Statements. Acquiror shall deliver to CNF and the Shareholder, no less than five (5) days prior to Closing, copies of audited financial statements of Acquiror for the fiscal years ended December 31, 1997, December 31, 1996 and the interim period ended September 30, 1998 (collectively, the "Acquiror Financial Statements"). Such Acquiror Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of Acquiror as of the dates thereof and the results of operations for the periods then ended.

                  (f) Real Properties. Neither Acquiror nor JLL owns or leases any real property.

                  (g) No Liabilities. Except contained within the Acquiror Financial Statements or otherwise as described on Schedule 4.2(g) or agreed to by the parties hereto, at the Closing, Acquiror and JLL shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the knowledge of the Acquiror, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business and as accurately reflected on the books and records of Acquiror.

                  (h) Litigation. Except as described on Schedule 4.2(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of Acquiror or JLL any basis therefor) pending against, or to the knowledge of Acquiror or JLL threatened, against or affecting Acquiror, JLL or any of their respective properties before any court or arbitrator or any governmental body, agency or official including, but not limited to, the Securities and Exchange Commission ("SEC") that (i) if adversely determined against Acquiror or JLL, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

                  (i) Compliance with Laws. To the knowledge of Acquiror and JLL, neither Acquiror nor JLL is in violation of, nor has either Acquiror or JLL violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony.

                  (j) Non-Reporting Company. Certain shares of Common Stock of Acquiror are eligible for trading on the OTC Electronic Bulletin Board by virtue of certain broker-dealers having filed a Form 211 with the National Association of Securities Dealers, Inc. ("NASD") and Acquiror having provided information required under SEC Rule 15(c)2-11 to certain broker dealers and all such information included therein is true and correct in all material respects. Acquiror does not file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (k) Material Contracts. Except for this Agreement, the agreements evidenced by the exhibits hereto and a registration rights agreement identified on Schedule 4.2(k) (relating to the Registration Statement defined in Section 5.5(b) hereof), Acquiror is not a party to or bound by any oral, written or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement or other commitment involving a maximum possible expenditure or obligation on the part of Acquiror to spend in excess of Twenty-Five Thousand Dollars ($25,000) following the Closing.

                  (l) Taxes. Except as disclosed on Schedule 4.2(i), Acquiror has timely filed all tax returns required to be filed by it or will timely file when due all tax returns required to be filed by it between the date hereof and the Closing. Acquiror has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns.

                  (m) Investment Banking Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by Acquiror or JLL to act on its behalf who might be entitled to any fee or commission from CNF, the Shareholder, Acquiror or JLL or any of their respective affiliates upon consummation of this Merger.

                  (n) Statements And Other Documents Not Misleading. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or JLL to CNF or the Shareholder in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror or JLL taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror or JLL taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror or JLL or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES

         5.1 Access to Information.

                  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

         5.2 Confidentiality; No Solicitation.

                  (a) Confidentiality of CNF-Related Information. With respect to information concerning CNF that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of CNF. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (b) Confidentiality of Acquiror-Related Information. With respect to information concerning Acquiror that is made available to CNF and the Shareholder pursuant to the provisions of this Agreement, CNF and the Shareholder agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by CNF or the Shareholder of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, CNF and the Shareholder agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same; provided, however, that one copy of all such material may be retained by the Shareholder's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by CNF or the Shareholder from a third party entitled to disclose it; (ii) becomes known publicly other than through CNF, the Shareholder or any party who received the same through CNF or the Shareholder, provided that CNF or the Shareholder have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by CNF; or (iv) is disclosed with the express prior written consent thereto of Acquiror. CNF and the Shareholder agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (c) Nondisclosure. Neither CNF, the Shareholder, Acquiror nor JLL shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any person whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

                  (d) No Solicitation. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, neither the Shareholder, CNF nor any of their respective affiliates will, prior to the earlier of the Closing or ninety (90) days after the termination of this Agreement directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in CNF or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving CNF or its affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of CNF or its affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. CNF or the Shareholder shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made. Notwithstanding the foregoing, if Acquiror terminates this Agreement or fails to close for any reason other than CNF's or Shareholder's failure to satisfy the conditions set forth in Section 6.2, the foregoing provision shall be of no force or effect.

         5.3 Interim Operations.

                  During the period from the date of this Agreement and continuing until the Closing:

                  (a) Interim Operations of CNF. CNF agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that:

                           (i) Ordinary Course. CNF shall carry on its business
in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organizations, keep available the services of their present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

                           (ii) Dividends; Changes in Stock. CNF shall not and
shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of their capital stock, (b) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock (c) redeem, repurchase or otherwise acquire any shares of their capital stock or (d) otherwise change their capitalization.

                           (iii) Issuance of Securities. Except as contemplated
by this Agreement, CNF shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                           (iv) Governing Documents. CNF shall not amend its
Articles of Incorporation or its Bylaws.

                           (v) No Dispositions. CNF shall not sell, lease,
pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $100,000 in value of such assets.

                           (vi) Indebtedness. CNF shall not incur any
indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $100,000.

                           (vii) Benefit Plans; Etc. CNF shall not adopt or
amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein) which will have the result of increasing the cost of any such agreement or Employee Benefit Plan to Acquiror.

                           (viii) Executive Compensation. CNF shall not grant to
any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

                           (ix) Acquisitions. CNF shall not acquire (by merger,
consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                           (x) Tax Elections. CNF shall not make any material
tax election or settle or compromise any material federal, state, local or foreign tax liability.

                           (xi) Waivers and Releases. CNF shall not waive,
release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

                           (xii) Other Actions. CNF shall not enter into any
agreement or arrangement to do any of the foregoing. CNF shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of them set forth in this Agreement becoming untrue in any material respect.

                  (b) Interim Operations of Acquiror and JLL. Acquiror and JLL agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that CNF and the Shareholder shall otherwise consent) that:

                           (i) Ordinary Course. Acquiror and JLL shall conduct
no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.

                           (ii) Dividends; Changes in Stock. Neither Acquiror
nor JLL shall (and neither shall propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                           (iii) No Dispositions. Neither Acquiror nor JLL shall
sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

                           (iv) Placement Activities. Prior to the Closing,
Acquiror shall have completed a private placement of shares of Common Stock to accredited investors which, after expenses, yields net proceeds of no less than $1,000,000 to Acquiror.

                           (v) Other Actions. Acquiror shall take any action, or
fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

         5.4 Consents.

                  Acquiror, CNF and the Shareholder shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.

         5.5 Registration Statements.

                  (a) Form 10. As promptly as possible following the completion of the Audited Financial Statements, Acquiror shall prepare and file with the Securities and Exchange Commission, a registration statement on Form 10 for the purposes of registering Acquiror's Common Stock under the Exchange Act and shall, by virtue of such undertaking, become a "reporting company" under the Exchange Act.

                  (b) Registration of Resale of Certain Shares of Common Stock. As soon as practicable following the effectiveness of the registration statement on Form 10, or earlier in the discretion of Acquiror's Board of Directors, Acquiror shall prepare and file a registration statement with the SEC under the Securities Act in order to register the reoffer and redistribution of certain shares of Acquiror Common Stock (the "Registration Statement"). The only shares of Acquiror Common Stock to be included for the public reoffer and redistribution as part of the Registration Statement shall include: (i) 900,000 shares of Acquiror common stock outstanding prior to the Closing; (ii) the shares sold in the Private Placement identified at Section 5.13 hereafter; (iii) the shares previously issued by Acquiror as part of the private placement transaction identified at Section 5.3 (b)(iv); and (iv) the 150,000 shares of Acquiror Common Stock issuable to the Shareholder upon conversion of Preferred Shares. The resale of the shares issued to the Shareholder are included within the terms of the registration rights agreement in substantially the form attached to this Agreement as Exhibit 5.5(b) (the "Registration Rights Agreement").

         5.6 All Reasonable Efforts.

                  Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

         5.7 Public Announcements.

                  Acquiror, JLL, CNF and the Shareholder shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the NASD.

         5.8 Notification of Certain Matters.

                  CNF and the Shareholder shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to CNF and the Shareholder, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to CNF and the Shareholder, at or prior to the Closing, and, as to Acquiror or JLL, as of the Closing and
(b) any material failure of CNF and the Shareholder, on the one hand, or Acquiror and JLL, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

         5.9 Expenses.

                  All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that the costs and expenses to be paid by CNF shall not exceed $35,000.

         5.10 Financial Statements.

                  CNF and the Shareholder shall cooperate with the Acquiror following the Closing so that within sixty (60) days of the Closing, Acquiror shall cause to be prepared an audit of the Financial Statements of CNF prepared in compliance with generally accepted accounting principles, consistently applied, and in accordance with all applicable SEC rules and regulations (the "Audited Financial Statements"). The Audited Financial Statements shall not reflect any material adverse changes from the Financial Statements. For the purpose of this Section 5.10 only, the term "material adverse change" shall mean any reduction reflected within the Audited Financial Statements of five percent (5%) or more of the CNF revenues, or shareholder's equity or any 5% or greater increase in loss from the corresponding period of the Financial Statements provided under Section 4.1(e).

         5.11 Lock-Up.

                  In addition to any prohibition on transfers or sales under applicable federal or state securities laws, the Shareholder shall not sell, transfer, encumber or otherwise dispose of the Securities issued or issuable to him for a period of two (2) years following the Closing.

Notwithstanding such limitation, the Shareholder may include the resale of 150,000 shares of Acquiror Common Stock (issuable upon conversion of the Preferred Shares) upon the terms set forth within the Registration Rights Agreement attached hereto as Exhibit 5.5(b).

         5.12 Bridge Notes.

                  (a) Within thirty (30) days after the later of: (i) the Closing; or (ii) the completion of the Audited Financial Statements, Acquiror shall secure gross proceeds of at least $2,000,000 through the issuance of promissory notes on standard and customary terms (the "Bridge Notes"). The Bridge Notes shall be in the aggregate principal amount of $2,000,000 (subject to adjustment as set forth in subsection (b) below), have a maturity date of the earlier of (A) two (2) years after the Closing Date; and (B) the closing of the Private Placement described in Section 5.13 hereof and bear interest at the rate of 10% per annum payable upon maturity.

                  (b) Any interim debt financing provided or secured by Acquiror, Synergy or any affiliate thereof for, or on behalf of, CNF, commencing April 6, 1999, shall reduce the amount of gross proceeds Acquiror is required to secure under Section 5.12(a) by the amount of any such interim financing provided. Within 48 hours after the date of this Agreement, Acquiror shall secure $250,000 of interim debt financing for CNF. Within seven (7) days of the date of this Agreement, Acquiror shall secure an additional $250,000 of interim debt financing for CNF; however, this requirement shall be of no further force or effect if a Closing occurs prior to such seventh day or if the Agreement is otherwise terminated prior to such seventh day.

                  (c) In the event that Acquiror issues any shares of capital stock in connection with the sale of any of the Bridge Notes, other than shares issuable in the Private Placement (as defined in Section 5.13) upon cancellation of such Bridge Notes, and other than in connection with the interim debt financing provided under Section 5.12(b) above, Acquiror shall cause certain of the Historic Acquiror Shareholders to surrender that number of shares of Common Stock equal to the number of shares of Common Stock so issued.

         5.13 Private Placement.

                  (a) After the Closing, Acquiror shall undertake a private placement transaction to accredited and institutional investors which is intended to yield net proceeds of no less than $5,000,000 through the sale of shares of Common Stock (the "Private Placement"). For the purposes of this
Section 5.13, the term "net proceeds" shall mean cash or cancellation of indebtedness evidenced by surrender of the Bridge Notes (whether converted at the offering price or any discount thereto) in payment for the shares of Common Stock offered in the Private Placement. The Private Placement shall be completed during an offering period of ninety (90) days, which shall be subject to an automatic extension of sixty (60) days unless the Board of Directors of Acquiror resolves, by the affirmative vote of 80% of its members, not to grant such extension (the "Offering Period"), which shall commence upon the completion of a standard and customary private placement memorandum which shall be within no later than 30 days after receipt of the Audited Financial Statements. Acquiror's obligation to complete the Private Placement is conditioned upon (i) there being no material adverse change, or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of CNF, or the earnings, business affairs, management or business prospects of CNF; and (ii) there being no pending material indemnification claim hereunder regarding the breach of any of the representations, warranties, agreements or covenants of CNF or the Shareholder hereunder on and as of the date of the closing of the Private Placement. If the Acquiror's Board of Directors is unable to agree on whether an event set forth in Section 5.13(a)(i) or 5.13(a)(ii) has occurred, such dispute shall be submitted to arbitration in accordance with
Section 9.8 hereof. The proceeds of the Private Placement shall be utilized for working capital purposes and to repay the Bridge Notes which are not canceled in payment for shares issuable in the Private Placement. The Private Placement may be completed through the use of a placement agent which is a broker-dealer registered with the Securities and Exchange Commission and in good standing with the NASD, upon payment of sales commissions, expenses and warrants which are reasonable and customary in transactions of this nature.

                  (b) Subject to Section 5.13(c) below, if a closing with respect to the Private Placement is not completed within fifteen (15) days after the expiration of the Offering Period, the Historic Acquiror Shareholders shall surrender that number of Acquiror Escrow Shares determined by multiplying the total number of Acquiror Escrow Shares by a fraction the numerator of which shall be an amount equal to 5,000,000 less the amount of net proceeds raised in the Private Placement and the denominator of which shall be 5,000,000.

                  (c) Notwithstanding the provisions of Section 5.13(b) above, the Historic Acquiror Shareholders shall not be required to surrender any of the Acquiror Escrow Shares in the event that a closing with respect to the Private Placements is not completed within fifteen (15) days after the expiration of the Offering Period as a result of: (i) the occurrence of any events set forth at
Section 5.13(a)(i); (ii) the occurrence of any events set forth at Section 5.13(a)(ii); or (iii) Acquiror or Shareholder failing to execute a definitive placement agent or similar agreement for the placement of securities within 30 days from the time first proposed in writing by any placement agent or broker-dealer in connection with the Private Placement.

         5.14 Documents at Closing.

                  Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2.

         5.15 Prohibition on Trading in Acquiror Stock.

                  CNF and the Shareholder acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, until the Closing, the Shareholder agree that they will not purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until counsel for Acquiror believes that any such non-public information has been adequately disseminated to the public.

         5.16 Reservation of Shares.

                  As of the Closing, Acquiror shall have authorized and reserved for issuance sufficient shares of Common Stock to permit the issuance of the shares of Acquiror Common Stock due upon conversion of the Preferred Shares.

         5.17 Acquiror Post-Closing Actions.

                  As soon as practicable after the Closing, Acquiror shall take all necessary corporate action in order to (i) change its name to CNF Holdings, Inc.; and (ii) change its fiscal year such that it ends on March 31 of each year.

         5.18 Acknowledgment of Approvals; Written Consent of Stockholders.

                  By virtue of their respective signatures to this Agreement, Acquiror, JLL, CNF and the Shareholder acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein and, with respect to the Shareholder, shall constitute his approval of the Merger and this Agreement by written consent in accordance with Section 603 of the California General Corporation Law on and as of the date hereof with respect to all of the shares of CNF Common Stock owned by the Shareholder on and as of the date hereof.

         5.19 Matters of Corporate Governance.

                  (a) Concurrent with the Closing, members of Acquiror's Board of Directors shall resign and shall be replaced with a Board of Directors of five (5) members, consisting of: (i) two (2) designees of Acquiror's Board of Directors immediately prior to the Closing (the "Acquiror Designees"); and (ii) three (3) designees of the Shareholder.

                  (b) For a period of two (2) years following the Closing, the Shareholder agrees to vote all voting securities of Acquiror owned beneficially or of record by him at every Annual Meeting of Stockholders, at any Special Meeting of Stockholders called for the purpose of electing members to the Board of Directors, or will act by written consent or otherwise take such action as is required, to vote for and elect a Board of Directors in the manner identified in subparagraph (a) above. The Shareholder further agrees not to take any action inconsistent with this Section 5.19, including voting any voting securities of Acquiror to amend the Acquiror's By-laws or Certificate of Incorporation in a manner inconsistent with this Section 5.19.

                  (c) For a period of two (2) years following the Closing, approval of any of the following transactions shall require the affirmative vote of 80% of the members of Acquiror's Board of Directors: (i) any merger, consolidation, sale of all or substantially all of the assets of Acquiror or recapitalization involving Acquiror; (ii) transactions between Acquiror and any interested party (including all directors, officers, employees or principal stockholders); and executive officers, or principal (i.e., over 5%) stockholders); (iii) any modification to the terms of this Agreement or any other agreements entered into upon the Closing; (iv) any issuance of shares of Acquiror's Common Stock, Preferred Stock or securities exercisable or convertible into shares of Acquiror's Common Stock or Preferred Stock, equal to or exceeding 10% of the Acquiror's then outstanding shares of Common Stock or voting power; (v) any amendment to the Company's By-laws or Certificate of Incorporation; and (vi) the determination of an event specified in Section 5.13(a)(i) or Section 5.13(a)(ii). Notwithstanding the foregoing, in the event that a closing with respect to the Private Placement is not completed within fifteen (15) days after the expiration of the Offering Period, Sections 5.19(c)(i) and 5.19(c)(iv) shall be of no force or effect. Notwithstanding anything contained in this Agreement to the contrary, commencing two (2) years after the Closing, a super-majority vote of the Acquiror's Board of Directors shall not be required to approve any transaction except as may be required under applicable Delaware law.

         5.20 Grant of Proxy.

                  (a) Upon Closing, certain shareholders of Acquiror shall grant a voting proxy to the Shareholder with respect to 1,600,000 shares of Common Stock which shall terminate on the earlier of (i) the completion of audited financial statements of Acquiror for the fiscal year ending March 31, 2000; or
(ii) June 30, 2000 (the "Initial Proxy Term").

                  (b) In the event that Acquiror achieves any of the Financial Performance Targets set forth in the Certificate of Designation attached hereto and made a part hereof as Exhibit 1.3(a), certain shareholders of Acquiror shall upon the expiration of the Initial Proxy Term: (i) adjust, upward or downward, as the case may be, the number of shares covered by the voting proxy so as to equal that number of shares necessary to grant voting power to the Shareholder equal to 51% of the total voting power of all outstanding voting securities of Acquiror; and (ii) extend the term of the voting proxy granted pursuant to
Section 5.20(a) hereof for a period of one (1) year following the expiration of the Initial Proxy Term.

         5.21 Production of Schedules and Exhibits.

                  Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement upon the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder upon the execution of this Agreement, all such Schedules and Exhibits shall be produced by such party within fifteen (15) business days thereafter but in no event shall such Schedules and Exhibits be delivered less than five (5) business days prior to the Closing Date. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits which were produced upon execution of this Agreement.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1 Conditions to Obligations of CNF and the Shareholder.

                  The obligations of CNF and the Shareholder to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by CNF and the Shareholder) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) The representations and warranties of Acquiror and JLL set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (b) Acquiror shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.

                  (c) The Merger shall have been approved by JLL in accordance with the provisions of the DGCL. The Board of Directors of JLL and Acquiror shall have approved the execution of this Agreement and the Merger thereby.

                  (d) Acquiror shall and shall cause the Historic Acquiror Shareholders to enter into, and the Acquiror Escrow Shares shall be delivered pursuant to the, the Acquiror Escrow Agreement the form of which is attached hereto as Exhibit 1.4(a).

                  (e) Acquiror shall deliver certificates evidencing the Acquiror Options to the persons and in the amounts set forth on Schedule 1.2(c);

                  (f) Certain shareholders of Acquiror shall have delivered voting proxies to the Shareholder the form of which is attached hereto as
Exhibit 5.20 with respect to an aggregate of 1,6000,000 shares of Common Stock;

                  (g) CNF and the Shareholder shall not have received written advice from their tax advisors to the effect that the Merger will not qualify as a tax-free reorganization under the Code;

                  (h) There shall be delivered to CNF and the Shareholder an officer's certificate of Acquiror to the effect that all of the representations and warranties of Acquiror set forth herein are true and complete in all material respects as of the Closing, and the Acquiror has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing.

                  (i) There shall be delivered to CNF and the Shareholder an officer's certificate of JLL to the effect that all of the representations and warranties of JLL set forth herein are true and complete in all material respects as of the Closing, and JLL has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing.

                  (j) Acquiror shall have completed a private placement to accredited investors which, after expenses, produced net proceeds of no less than $1,000,000. Acquiror shall, upon the Effective Time, have cash on deposit of no less than $1,000,000, subject only to those liabilities reflected within the Acquiror Financial Statements, Schedule 4.2(g) and any additional liabilities incurred in connection with this transaction that have been agreed to by all parties hereto.

                  (k) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.

                  (l) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

         6.2 Conditions to Acquiror's Obligations.

                  The obligation of Acquiror to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                  (a) The representations and warranties of CNF and the Shareholder set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

                  (b) CNF and the Shareholder shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement;

                  (c) There shall be delivered to Acquiror an officer's certificate of CNF to the effect that all of the representations and warranties of CNF set forth herein are true and complete in all material respects as of the Closing, and that CNF has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing; and there shall be delivered to Acquiror a certificate signed by the Shareholder to the effect that the representations and warranties of CNF and the Shareholder set forth herein are true and correct in all material respects and that CNF and the Shareholder have complied in all material respects with their covenants and agreements required to be complied with them by Closing;

                  (d) CNF shall have secured the written consent of the holder of 100% of the outstanding shares of CNF Common Stock and shall have delivered a certificate of an authorized officer of CNF to this effect;

                  (e) All CNF Shareholders .shall have executed and delivered an Investment Letter the form of which is attached hereto as Exhibit 2.2(a)(ii);

                  (f) The Shareholder shall have entered into, and the Shareholder Escrow Shares shall be delivered pursuant to, the Shareholder Escrow Agreement the form of which is attached hereto as Schedule 1.4(b);

                  (g) Holders of the CNF Options shall have surrendered to CNF for cancellation any certificates or agreements evidencing the CNF Options in accordance with Section 1.2(c);

                  (h) CNF shall have restructured to the reasonable satisfaction of Acquiror, the employment agreements of certain key CNF personnel with respect to: (i) the development of financial targets to evaluate employee performance; and (ii) the addition of standard and customary non-competition, non-solicitation and confidentiality provisions;

                  (i) CNF and the Shareholder shall have paid in full or restructured the terms of all obligations of CNF to Wells Fargo Bank to the satisfaction of Acquiror or obtained the consent of Wells Fargo Bank to this Agreement and the consummation of the transactions contemplated hereby;

                  (j) CNF shall have paid in full or restructured the terms of any and all other outstanding indebtedness which is accelerated, in whole or in part upon consummation of the Merger or any of the transactions contemplated by this Agreement to the satisfaction of Acquiror or obtained the consent of such creditor to this Agreement and the consummation of the transactions contemplated hereby;

                  (k) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

                  (l) The Acquiror shall have completed a due diligence review of the business, operations, financial condition and prospects of CNF and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion;

                  (m) Shareholder shall have executed an assignment of its intellectual property rights to Acquiror in form and substance satisfactory to Acquiror.

                  (n) The Board of Directors of CNF and the Shareholders shall have approved the Merger in accordance with the CGCL; and

                  (o) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification.

                  (a) Shareholder. The Shareholder shall indemnify, defend and hold harmless Acquiror and JLL from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of CNF or the Shareholder contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by CNF or the Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby; provided that such indemnification obligations hereunder shall be limited to the Shareholder Indemnification Escrow Shares delivered into escrow pursuant to the Shareholder Escrow Agreement. The Shareholder shall also indemnify Acquiror against (i) any Claims that may arise out of the EEOC proceeding referred to upon Schedule 4.1(r)(v), should the costs, fees, awards, assessments or losses associated with such matter exceed $25,000; and (ii) any Claims that may arise in connection with the settlement or litigation with Greg LeVeille referenced upon Schedule 4.1(r)(v), should the costs, fees, awards, judgments, assessments or losses associated with such matter exceed $60,000.

                  (b) Acquiror. Acquiror shall indemnify, defend and hold harmless CNF and the Shareholder from and against any and all Claims, as defined at subsection 7.1(a) above, incurred by CNF and/or the Shareholder which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Acquiror contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror pursuant hereto or in connection with the transactions contemplated hereby or thereby. Acquiror shall also indemnify CNF against any claims that may arise out of the assertion of dissenters rights by the former Shareholders of JLL Ventures Corp., in connection with the reincorporation of JLL Ventures Corp. into Acquiror.

                  (c) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

                           (i) Third Party Claims. In the event that any Claim
for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                  If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.

                           (ii) Non-Third Party Claims. In the event that the
Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to
Section 9.8 hereafter.

                  (d) Right of Set-Off. Subject to the terms of the Shareholder Escrow Agreement, in the event a Claim arises pursuant to subparagraph 7.1(a), Acquiror shall have the right to apply the amount of the Claim which is agreed to by the other parties against the Shareholder Indemnification Escrow Shares identified at subparagraph 1.4(b).

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination.

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

                  (a) by mutual written consent of Acquiror, CNF and the Shareholder;

                  (b) by any of Acquiror, CNF or the Shareholder;

                           (i) if the Closing shall not have occurred on or
before April 30, 1999, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

                           (ii) if any court of competent jurisdiction, or any
governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) by CNF and the Shareholder if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of CNF or the Shareholder to comply with their respective obligations under this Agreement) and CNF and the Shareholder have not waived such conditions on or before the Closing; or

                  (d) by Acquiror if any of the conditions specified in Section
6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with their respective obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing.

         8.2 Notice and Effect of Termination.

                  In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or shareholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Sections 5.2, 5.7 and 5.9, shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1.


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


         8.3 Extension; Waiver.

                  Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.4 Amendment and Modification.

                  This Agreement may be amended by written agreement of Acquiror, JLL, CNF and the Shareholder.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Survival of Representations and Warranties; Remedies.

                  All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of eighteen (18) months from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, (i) the representations and warranties set forth in Section 4.(d) (relating to the title to the CNF Common Stock and the capitalization of CNF),
Section 4.1(u) (relating to environmental matters), Section 4.1(e) (relating to the Financial Statements), Section 4.1(g) (relating to contingent liabilities) and Section 4.1(i) (relating to taxes) and all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing without such applicable limitation. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time by JLL or Acquiror, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Acquiror for such breach or other failure to perform the obligations of CNF and the Shareholder under this Agreement.


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


         9.2 Notices.

                  All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):


(a)   if to CNF, Inc. to it at                    with a copy to:
      7722 East Gray Road                         Stephen Boatwright, Esquire
      Scottsdale, AZ 85260                        Gammage & Burnham
      Attn: Paul Charles                          2 North Central, 18th Floor
                                                  Phoenix, AZ 85004


(b)   if to Paul Charles, to him at               with a copy to:
      c/o CNF, Inc.                               Stephen Boatwright, Esquire
      7722 East Gray Road                         Gammage & Burnham
      Scottsdale, AZ 85260                        2 North Central, 18th Floor
                                                  Phoenix, AZ 85004


(c)   if to Acquiror, to it at:                   with a copy to:
      c/o Synergy Group International, Inc.       Stephen M. Cohen, Esquire
      2390 E. Camelback Road                      Buchanan Ingersoll, P.C.
      Phoenix, AZ 85016                           Eleven Penn Center, 14th Floor
      Attention: Vincent J. Marold                Philadelphia, PA 19103



(d)   if to JLL, to it at:                        with a copy to:
      c/o Synergy Group International, Inc.       Stephen M. Cohen, Esquire
      2390 E. Camelback Road                      Buchanan Ingersoll, P.C.
      Phoenix, AZ 85016                           Eleven Penn Center, 14th Floor
      Attention: Vincent J. Marold                Philadelphia, PA 19103



         9.3 Agreement; Assignment.

                  This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

         9.4 Binding Effect; Benefit.

                  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any


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



person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5 Headings.

                  The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts.

                  This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         9.7 Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         9.8 Arbitration.

                  Any claim, dispute or other matter in controversy (collectively referred to herein as "Dispute"), whether based on contract, tort, statute, or other legal theory (including but not limited to any claim of fraud or misrepresentation), arising out of or related to this Agreement, any exhibits or schedule hereto, or any subsequent agreement between the parties, or the breach thereof, shall be settled according to the procedures set forth below exclusively; provided however, that either party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable damage during the pendency of such procedures.

                  Any Dispute shall be settled by arbitration in Phoenix, Arizona, in accordance with the then current Commercial Rules of Arbitration (the "Rules") of the American Arbitration Association ("AAA"), as supplemented or modified by the following:

                  (a) Notwithstanding any choice of law or other provisions of this Agreement to the contrary, this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.1 et seq. (the "Act"), which shall not be superseded or supplemented by any other arbitration act, statute or regulation.

                  (b) In no event shall a demand for arbitration be made when the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by laches or any applicable statute of limitations.

                  (c) The arbitration panel shall consist of three (3) members, one of whom shall be selected by each party and the third shall be selected by the two (2) so selected. If either party fails to select an arbitrator within ten (10) days after the last of them have been appointed, then

AAA shall select the arbitrator(s). All arbitrators must be familiar with private and public capital raising transactions.

                  (d) The award may not grant any relief that could not be granted in court litigation to resolve the dispute under the law of the place governing the substance of the dispute. The arbitration panel shall award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration. Otherwise, the parties shall equally share costs of arbitration.

                  (e) The arbitration award shall be in writing and shall include a statement of the reasons for the award. Subject to Section 9.8(f) below, the award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with the Act in any court having jurisdiction. As to the facts found, the arbitration award shall be final and conclusive.

                  (f) Either party can appeal to the U.S. District Court for the District of Arizona if such court has jurisdiction, and otherwise to any state court of record in Arizona having jurisdiction, to vacate and remand, or modify or correct the arbitration award for any of the grounds specified in the Act.

         9.9 Severability.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.10 Release and Discharge.

                  By virtue of their execution of this Agreement, except as set forth in Schedule 9.10, as of the Closing and thereafter, the Shareholder hereby agree to release, remise and forever discharge CNF from and against any and all debts, obligations, liabilities and amounts owing from CNF to the Shareholder prior to the Closing, and CNF is not obligated to take any action or make any payments to third parties on behalf of the Shareholder.

         9.11 Certain Definitions.

                  As used herein:

                  (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

                  (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Phoenix, Arizona.


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



                  (c) "Knowledge" shall mean the actual current knowledge of the party , and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

                  (d) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

                  (e) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

IN WITNESS WHEREOF, Acquiror, CNF and the Shareholder have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                            JLL VENTURES (DELAWARE) CORP.,
                                            a Delaware Corporation

                                     By:    /s/ Vincent J. Marold
                                            ------------------------------
                                            Name:  Vincent J. Marold
                                            Title:   President



                                            JLL VENTURES ACQUISITION CORP.,
                                            a Delaware Corporation



                                     By:    /s/ Vincent J. Marold
                                            ------------------------------
                                            Name:  Vincent J. Marold
                                            Title:    President



                                            CNF, INC., a California Corporation



                                     By:    /s/ Paul Charles
                                            ------------------------------
                                            Name:  Paul Charles
                                            Title: President


                                            PAUL CHARLES

                                            /s/ Paul Charles
                                            ----------------------------
                                            Signature



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